Exhibit 10.38

AMENDMENT NUMBER ONE TO LEASE FOR FCC-WELLS

This is an amendment to the lease dated February 1, 2003 between Ninth City Landowners and USCC Acquisition Corp for property located at 3599 University Blvd South, #1500, Jacksonville, FL 32216.  The effective date of this amendment shall be March 1, 2004.

In view of extensive modifications and renovations to the building to make the facility suitable for treatment planning performed by the landlord, the appropriate sections will be changed as follows:

1.                                       RENT: The rent listed in section 1.7 is modified as the current base rate is $5,665 plus sales tax as well as an additional $0.5 per square feet or $1,800 plus sales tax.

2.                                       TERM: The lease term shall extend from March 1, 2004 and continue for 5 years till March 1, 2009.  The Agreement shall automatically renew for an additional lease term of five years (“Renewal Term”), unless terminated by the Tenant by giving written notice at least 90 days prior to the expiration of the Lease Term.

Rest of the lease agreement will remain unchanged.

WITNESSES:		TENANT:

USCC FLORIDA ACQUISITION CORP.

		By:	/s/ Rick Baker
	/s/ David J. Crowley	Title CFO
Print Name:	David J. Crowley

		Executed On:	February 9, 2004

/s/ Mike McEnery
Print Name:	Mike McEnery
LANDLORD:

	/s/ Laura A. Elsner	9th CITY LANDOWNERS
Print Name:	Laura A. Elsner

/s/ D. G. Jhamnani
Print Name:	Jhamnani Devdoe	Name:	[ILLEGIBLE]

		Executed On:	2/23/04